UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2008

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Willis C. Moore, III, Chief Financial Officer

On April 10, 2008, Willis C. Moore, III resigned as Chief Financial Officer of Polymer Group, Inc. (the “Company”).  His employment with the Company will end on April 22, 2008 (the “Resignation Date”).  On April 8, 2008 the Company entered into a Separation Agreement with Mr. Moore (the “Separation Agreement”).

In accordance with the Separation Agreement, Mr. Moore is entitled to receive his current base salary through the Resignation Date.  In addition, as payment of severance, Mr. Moore is entitled to receive (i) an amount equal to his current base salary until April 22, 2010, (ii) an additional amount for his unused vacation days and paid time off days, and (iii) his pro-rated target bonus for the Company’s 2008 fiscal year.  Mr. Moore will also retain the vested portion of his restricted stock awards (less amounts previously withheld for taxes), totaling 21,020 shares of Class A Common Stock (the “Restricted Shares”) and the vested portion of his stock option grants, totaling options to acquire 55,000 shares of Class A Common Stock (the “Option Shares”).  The Restricted Shares and Option Shares will remain subject to the terms and conditions of the Company’s 2005 Restricted Stock Plan and 2003 Stock Option Plan, respectively, and accompanying grant agreements, except for identified provisions requiring forfeiture in the event of certain terminations and restrictions on the resale of the Restricted Shares.  All payments under the Separation Agreement are subject to applicable tax withholding by the Company.

Until April 22, 2009, the Company will pay the employer and employee portion of the premiums for group medical, dental and hospitalization insurance (the “Health Benefits”) at the coverage levels in effect at the Resignation Date.  Mr. Moore also is entitled to continue his Health Benefits as provided by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) beginning on April 22, 2009 and continuing through October 22, 2010, at his sole cost and expense.  The Company’s obligations with respect to the Health Benefits and COBRA coverage will be limited to the extent Mr. Moore obtains benefits from a subsequent employer that are no less favorable to him in the aggregate.

The Separation Agreement contains customary (a) confidentiality obligations for Mr. Moore with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Moore through April 22, 2010, and (c) protection of the Company’s intellectual property rights.  In addition, under the terms of the Company’s 2003 Stock Option Plan, Mr. Moore will continue to be subject to the plan’s non-compete provisions for so long as the Option Shares remain outstanding.  In connection with the execution of the Separation Agreement, Mr. Moore also executed a General Release of claims in favor of the Company and certain of its affiliates and related parties.

Except as provided above, Mr. Moore is not entitled to receive any other payments from the Company related to the termination of his employment, including without limitation payments pursuant to the Executive Employment Agreement, dated as of March 24, 2006, between Mr. Moore and the Company, as amended on March 31, 2007 (the “Executive Employment Agreement”), the Change in Control Severance Compensation Agreement, dated as of January 23, 2008, between Mr. Moore and the Company (the “Change in Control Agreement”), or the Company’s bonus plan in respect of a bonus for the current fiscal year.

Effective April 8, 2008, each of the Executive Employment Agreement and the Change in Control Agreement was terminated in accordance with the terms and conditions of the Separation Agreement, without any obligation on the part of the Company or Mr. Moore under either agreement for any event or transaction occurring prior to or following the termination of both agreements.

Appointment of Robert J. Kocourek as Chief Financial Officer

On April 10, 2008, the Company’s Board of Directors appointed Robert J. Kocourek to serve as the Company’s Chief Financial Officer.  Mr. Kocourek, 54, has served as Vice President and Chief Accounting Officer of the Company since December 20, 2007 and will continue to serve as the Company’s principal accounting officer.  He previously served as Vice President, Corporate Finance and Treasurer since he joined the Company in May 2006 until December 20, 2007.  Prior to joining the Company, Mr. Kocourek assisted the Company in its Sarbanes-Oxley implementation efforts and other financial accounting and reporting projects as a consultant from November 2003 to May 2006.  From January 2001 through September 2003, Mr. Kocourek was employed by Unifi, Inc., a publicly traded textile manufacturer, and held the positions of Director of Planning and Budgeting, Treasurer, and Vice President and Chief Financial Officer.

Mr. Kocourek’s annual base salary is $360,000.  In connection with his appointment, on April 10, 2008, Mr. Kocourek was granted 15,000 restricted shares of the Company’s Class A common stock pursuant to the Company’s 2005 Employee Restricted Stock Plan.  One quarter of the shares vested upon grant and the remaining shares will vest over three years based on a combination of service and performance criteria.  Mr. Kocourek will continue to participate in the Company’s Short-Term Incentive Compensation Plan, with a target bonus for 2008 of 50% of his annual base salary.  Mr. Kocourek will continue to be eligible to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible, including health, life, retirement and disability.

In addition, in connection with his appointment, Mr. Kocourek’s Change in Control Severance Compensation Agreement (the “Severance Agreement”), dated as of January 23, 2008, was amended to change the base salary and target bonus components of the lump sum payment due upon termination of employment from (a) 12 months of base salary plus the greater of current year target bonus or prior year actual bonus to (b) 24 months of base salary plus the greater of two times current year target bonus or prior year actual bonus.  The Severance Agreement was also amended to extend the non-competition and non-solicitation period from 12 months to 24 months and to add a subsection to the definition of “Termination for Good Reason” to include language previously included in the Executive Employment Agreement with Mr. Moore related to financial reporting.

A copy of the Company’s press release, dated April 10, 2008, announcing the events described herein is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Polymer Group, Inc. dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Daniel L. Rikard
Date: April 11, 2008	Daniel L. Rikard
Vice President, General Counsel and Secretary